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As filed with the Securities and Exchange Commission on April 12, 2006

Registration No. 333-131659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VONAGE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	4813 (Primary Standard Industrial Classification Code Number)	11-3547680 (I.R.S. Employer Identification No.)

23 Main Street
Holmdel, New Jersey 07733
(732) 528-2600

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John S. Rego
Executive Vice President and
Chief Financial Officer
Vonage Holdings Corp.
23 Main Street
Holmdel, New Jersey 07733
(732) 528-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
James S. Scott, Sr., Esq. Stephen T. Giove, Esq. Ferdinand J. Erker, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 (212) 848-4000	John T. Gaffney, Esq. Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 2 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-131659) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	*	Form of Underwriting Agreement
3.1	*	Amended and Restated Certificate of Incorporation of Vonage Holdings Corp.
3.2	*	Amended and Restated By-Laws of Vonage Holdings Corp.
4.1	*	Form of certificate of Vonage Holdings Corp. common stock
4.2	**	Form of Senior Unsecured Convertible Note
5.1	*	Opinion of Shearman & Sterling LLP
10.1	**	2001 Stock Incentive Plan of Vonage Holdings Corp.
10.2	**	Form of Incentive Stock Option Agreement under the 2001 Stock Incentive Plan
10.3	**	Form of Nonqualified Stock Option Agreement for Employees under the 2001 Stock Incentive Plan
10.4	**	Form of Nonqualified Stock Option Agreement for Outside Directors under the 2001 Stock Incentive Plan
10.5	**	Vonage Holdings Corp. 401(k) Retirement Plan
10.6	**	Lease Agreement, dated March 24, 2005, between 23 Main Street Holmdel Associates LLC and Vonage USA Inc.
10.7	**	Amended and Restated Employment Agreement, dated February 8, 2006, between Vonage Holdings Corp. and Jeffrey A. Citron
10.8	**	Employment Agreement, dated February 7, 2006, between Vonage Holdings Corp. and Michael Snyder
10.9	**	Employment Agreement, dated August 1, 2005, between Vonage Holdings Corp. and John S. Rego
10.10	**	Employment Agreement, dated August 1, 2005, between Vonage Holdings Corp. and Louis A. Mamakos
10.11	**	Employment Agreement, dated August 8, 2005, between Vonage Holdings Corp. and Sharon O'Leary
10.12	*	Third Amended and Restated Investors' Rights Agreement, dated April 27, 2005, among Vonage Holdings Corp. and the signatories thereto
10.13		[Reserved]
10.14	**	Registration Rights Agreement, dated December 16, 2005, among Vonage Holdings Corp. and the signatories thereto

10.15	†	Agreement for Services, dated April 27, 2005, between Vonage Network Inc. and Intrado Inc. and Amendment No. 1 thereto
10.16	†	Master Service Agreement, dated July 15, 2004, between Vonage Holdings Corp. and Level 3 Communications, LLC
10.17	†	Master Sales Agreement, dated June 8, 2005, between Vonage Network Inc. and TeleCommunication Systems, Inc.
16.1	**	Letter from Amper, Politziner & Mattia P.C.
21.1	**	List of Subsidiaries of Vonage Holdings Corp.
23.1	*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
23.2	**	Consent of BDO Seidman, LLP, independent registered public accounting firm
23.3	**	Consent of Amper, Politziner & Mattia P.C., independent registered public accounting firm
24.1	**	Powers of Attorney (included in signature page of the Registration Statement on Form S-1 (Registration No. 333-131659))
24.2	**	Power of Attorney for Michael Snyder

*
To be filed by amendment.

**
Previously filed.

†
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Holmdel, State of New Jersey, on April 12, 2006.

VONAGE HOLDINGS CORP.
By:	/s/ JOHN S. REGO
	Name:	John S. Rego
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 12, 2006.

Signature	Title

* Michael Snyder	Director and Chief Executive Officer (principal executive officer)
/s/ JOHN S. REGO John S. Rego	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
* Jeffrey A. Citron	Director, Chairman and Chief Strategist
* Betsy S. Atkins	Director
* Peter Barris	Director
* Morton David	Director
* Orit Gadiesh	Director

* J. Sanford Miller	Director
* Hugh Panero	Director
* Governor Thomas J. Ridge	Director
* John J. Roberts	Director
* Harry Weller	Director
*By:	/s/ JOHN S. REGO John S. Rego Attorney-in-fact

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
EXHIBIT INDEX
SIGNATURES